Exhibit 10.96

AMENDMENT NO. 2 TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment dated as of April 17, 2023 (“Amendment”) amends the Membership Interest Purchase Agreement dated as of January 5, 2022 and amended as of September 15, 2022 (the “Agreement”), and is by and among La Rosa Holdings Corp., a Nevada corporation (the “Buyer”), and ___________(together the “Seller”), and ____________ LLC, a Florida limited liability company located at ______________ (the “Company,” and together with the Buyer and Seller, the “Parties,” and individually, the “Party”).

For good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.	Pursuant to Section 6.10 of the Agreement, the Parties hereby agree to terminate the Agreement as of April 17, 2023.

2.	The Parties agree that no Party shall have any obligation or liability to the other arising out of the terms of the Agreement to any other Party resulting from or relating to any action or omission that a Party may have taken or not taken with respect to the Agreement. Each Party hereby unconditionally waives any claim against the other Parties relating to the Agreement, unconditionally and fully releases the other Parties from any obligation or liability under the Agreement, and agrees to not to bring any action against any other Party relating to the Agreement.

3.	This Amendment terminating the Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter hereof.

4.	Each of the Parties agrees execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the final and effective termination of this Agreement.

5.	All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

6.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date set forth above by their respective representatives thereunto duly authorized.

Buyer:	LA ROSA HOLDINGS CORP.
By:
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

Company:	[FRANCHISEE NAME]
By:
Name:
	Title:	Manager

Seller:	SELLER
By:
Name:
Address: